Sub-Item 77Q1(d)

Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77I:

Rights of shareholders described in documents filed previously in response to Item 77Q1(a).

Amended J.P. Morgan Funds Combined Amended and Restated Rule 18f-3
Multi-Class Plan, dated March 27, 2012, is incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on April 26, 2012 (Accession Number
for JPMorgan Trust I 0001193125-12-184310).